UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 20, 2005
MIKOHN GAMING CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Pilot Road
Las Vegas, Nevada 89119
(Address of Principal Executive Offices)
(702) 896-3890
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
     Per the standard policies and procedures of Mikohn Gaming Corporation d/b/a Progressive Gaming International Corporation (the “Company”) that have been developed, reviewed, approved, implemented and tested in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Company regularly reviews significant revenue generating transactions with its outside auditors prior to entering into those transactions.
     Prior to the end of the third quarter of 2005, per the Company’s regular policies and procedures, the Company reviewed significant transactions to determine the potential accounting treatment. Prior to entering into two complex software licensing transactions and prior to the end of the third quarter, the Company determined that it would be able to recognize approximately $6.0 million in revenue and $1.5 million of related costs. On October 19, 2005, the Company, after reviewing FASB Statement No. 153, Exchange of Non-monetary Assets—an amendment of APB Opinion No. 29, which became effective for transactions for the Company in the third quarter of 2005, and in consultation with its outside auditors, determined that it would not be able to recognize this revenue or the related costs as was previously determined prior to the end of the third quarter.
     As a result of this determination, the Company expects its operating results for the third quarter of 2005 to be below its previously issued guidance. Prior to October 19, 2005, the Company expected its operating results for the third quarter of 2005 to be approximately $23.8 million, $5.5 million and $0.09 of revenues, EBITDA and earnings per share, respectively. As a result of the decision not to recognize the revenue and related costs described above, the Company now expects its operating results for the third quarter of 2005 to be approximately $17.8 million, $1.0 million and ($0.09) of revenues, EBITDA and loss per share, respectively.
     The Company does not expect this decision to result in any restatement of prior reported financial results. In addition, because of the unique facts and circumstances giving rise to this decision and the limited number of transactions impacted, the Company does not expect this decision to impact the recognition of revenue in the future. At this time, the Company will not be hosting a conference call or issuing any further written communication regarding this matter.
Forward-Looking Statements
     This Current Report contains forward-looking statements, including references to expectations with respect to the impact on prior reported financial results and the impact on revenue recognition in the future. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the unique facts and circumstances giving rise to this decision may be deemed to exist in past or future transactions. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mikohn Gaming Corporation
	By:	/s/ Michael A. Sicuro
Date: October 20, 2005		Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Secretary and Treasurer